ASSIGNMENT

          THIS ASSIGNMENT is made and entered into as of the 8th day of May, 2001, by and between Climate Master, Inc., a Delaware corporation, ("Assignor"), and Prime Financial Corporation, an Oklahoma corporation ("Assignee") with reference to the following:

          WHEREAS, Assignor is party to a certain Option Agreement dated November 12, 1987 (the "Option Agreement"), whereby Assignor holds an irrevocable right and option (the "Purchase Option Right") to purchase from West Point Company, L.L.C. ("West Point"), an Oklahoma limited liability company, certain real property and the improvements located thereon, more particularly described on Exhibit "A", attached hereto and incorporated herein by this reference (the "Property"); and

          WHEREAS, Assignee desires to acquire the Option Agreement and exercise the Purchase Option Right in order to obtain title to the Property; and

          WHEREAS, Assignee further desires to sell the Property to Raptor Master, L.L.C. ("Raptor"), an Oklahoma limited liability company; and

          WHEREAS, Assignor shall continue to lease the Property from Raptor on terms substantially similar to those contained in that certain Lease Agreement dated November 12, 1987, as amended, between Assignor and West Point Company, an Oklahoma corporation, as assigned to West Point, with the exception that (i) the rental amounts shall be increased in a minor amount, (ii) Assignor shall receive an extended lease term, and (iii) Assignor shall receive an extended purchase option right relating to the Property; and

          WHEREAS, Assignee deems it in its best interest to acquire and Assignor deems it in its best interest to assign to Assignee all of Assignor's rights, title and interest in, to and under the Option Agreement, pursuant to the terms of this Assignment.

           NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Assignment. Assignor hereby grants, bargains, sells, conveys, transfers, sets over and assigns to Assignee all of Assignor's right, title and interest in, to and under the Option Agreement.

2.  Purchase Price. Assignee shall pay to Assignor the sum of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00) for the purchase of the Purchase Option Right to be paid at the time the transaction involving the sale of the Property by Assignee to Raptor is closed.

3.  Representation and Warranties. Assignor hereby represents and warrants that Assignor has not previously assigned, transferred, sold or encumbered any right, title or interest in or to the Option Agreement. Assignor hereby agrees to execute all documents and perform all acts which may be desirable or necessary to carry this Assignment to full effect.

4.  DISCLAIMER. OTHER THAN THE WARRANTY OF TITLE SET FORTH IN PARAGRAPH 2 ABOVE, ASSIGNOR MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND AS TO THE OPTION AGREEMENT OR PURCHASE OPTION RIGHT.

 5.  Acceptance of Assignment. Assignee hereby accepts the assignment of all of Assignor's right, title and interest in and to the Option Agreement and agrees to assume the obligations of Assignor under the Option Agreement.

6.  Applicable Law. This Assignment and the interpretation and enforcement thereof shall be governed by the laws of the State of Oklahoma.

7.  Binding Effect. This Assignment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, assigns and successors.

     This Assignment becomes effective upon receipt by Assignor of the Purchase Price, which shall be evidenced by the recording of this Assignment.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed under seal the day and year first above written.

("Assignor")                                                                       CLIMATE MASTER, INC.,
                                                                                          a Delaware corporation

                                                                                           By:
                                                                                           Title:

ATTEST:

                     [SEAL]                 Secretary

("Assignee")                                                                        PRIME FINANCIAL CORPORATION
                                                                                            an Oklahoma corporation

                                                                                            By:
                                                                                            Title:
ATTEST:

                   [SEAL]                        Secretary

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STATE OF OKLAHOMA          )
                                                     ) SS.
COUNTY OF ______________ )

          Before me, the undersigned, a Notary Public, in and for said County and State on this ____ day of May, 2001, personally appeared _____________________________, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its ______ President of Climate Master, Inc., and acknowledged that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

          Given under my hand and seal of office the day and year last above written.

                                                                                                  Notary Public

My Commission Expires: _____________________
                                                       [SEAL]

STATE OF OKLAHOMA           )
                                                      ) SS.
COUNTY OF ______________ )

          Before me, the undersigned, a Notary Public, in and for said County and State on this ____ day of May, 2001, personally appeared _____________________________, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its ______ President of Prime Financial Corporation, and acknowledged that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

          Given under my hand and seal of office the day and year last above written.

                                                                                               Notary Public

My Commission Expires: _____________________
                                                     [SEAL]

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